EXHIBIT 10.20

EMPLOYMENT AGREEMENT AND AGREEMENT FOR SEVERANCE PAY

THIS AGREEMENT (the “Agreement”) is made and entered into as of September 1, 2003 (the “Effective Date”) by and between PLACER SIERRA BANK, a California banking corporation (“Bank”) and HARVEY FERGUSON (“Employee”) (collectively sometimes referred to as the “Parties”):

WHEREAS, Employee and Bank entered into that certain Employment Agreement effective as of January 1, 2002, whereby Employee was employed as President and Chief Executive Officer of Bank (hereinafter “Employment Agreement”).

WHEREAS, effective January 1, 2002, Employee and Bank entered into that certain Amendment to Employment Agreement.

WHEREAS, the parties have agreed to terminate Employee’s position as President and Chief Executive Officer of Bank, effective August 31, 2003;

WHEREAS, the Parties have agreed Employee will remain employed with Bank through December 31, 2003 to assist in transitional matters.

WHEREAS, the Parties have further agreed that Employee’s employment with Bank will terminate effective December 31, 2003.

WHEREAS, the Parties have reached this Agreement governing Employee’s right to severance pay, and to resolve all issues and disputes between Employee and Bank; and ,

WHEREAS, the Parties intend this Agreement to supersede any and all previous employment agreements between the Employee and Bank (and each of its parent companies, stockholders, subsidiaries, divisions and affiliates), if any;

NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

1. Termination of Employment Agreement: Bank and Employee agree that the Employment Agreement, as amended, and all prior employment agreements between Employee and Bank (and/or any parent company, stockholder, subsidiary, division or affiliate thereof) are hereby canceled, terminated, rescinded and superceded and Employee hereby releases Bank from any and all claims, debts or obligations under said Employment Agreement, as amended, and all prior agreements.

2. Employment and Duties. Effective September 1, 2003, Employee is hereby employed by Bank as advisor to the Chairman of the Board of Bank. In this position, Employee shall assist the Chairman of the Board of Bank in both public and transitional matters, and shall be available by telephone at such times as are mutually agreeable to Employee and the Chairman of the Board of Bank. Employee shall not execute any contracts or incur any liabilities on behalf of Bank without the express written permission of the Chairman of the Board of Bank.

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3. Extent of Services.

(a) Exclusive Employment. Employee shall be employed exclusively by Bank and shall provide such services during the Employment Term (as defined below) as provided in Section 2 above, and shall neither directly nor indirectly render any services of a business, commercial or professional nature to any other person, firm, corporation or organization for compensation without the prior written consent of the Chairman of the Board of Bank.

(b) Employee Investment Activities. Nothing contained herein shall be construed as preventing Employee from (i) investing his personal assets in businesses which do not compete with Bank in such form or manner as will not require any services on the part of Employee in the operation or the affairs of the companies in which such investments are made and in which his participation is solely that of an investor, (ii) purchasing securities in any corporation whose securities are regularly traded provided that such purchase shall not result in Employee collectively owning beneficially at any time five percent or more of the equity securities of any corporation engaged in a business competitive to that of Bank, and (iii) participating in conferences, preparing or publishing papers or books or teaching so long as Bank approves of such activities prior to Employee’s engaging in them.

4. Term of Employment. Subject to prior termination of this Agreement as hereinafter provided in section 6, Bank hereby employs Employee, and Employee hereby accepts employment with Bank, for a period beginning on the Effective Date and ending on December 31, 2003 (the “Employment Term”).

5. Compensation and Benefits. In consideration of Employee’s services to Bank during the Employment Term, Bank agrees to compensate Employee, subject to such limitations as may exist under any federal or state banking law or regulation, as follows:

(a) Base Compensation. Bank shall pay or cause to be paid to Employee a base compensation of $275,000 per year (hereinafter the “Base Salary”), less payroll taxes and withholding required by federal, state or local law and any additional withholding to which Employee agrees in writing. Said Base Salary shall be payable in semi-monthly installments in accordance with Bank’s normal payroll procedures.

(b) General Expenses. Bank shall, upon submission and approval of written statements and bills in accordance with the then regular procedures of Bank, reimburse Employee for any and all reasonable necessary, customary and usual expenses incurred by him while traveling for or on behalf of Bank, and any and all other necessary, customary or usual expenses (including entertainment) incurred by Employee for or on behalf of Bank in the normal course of business, as determined to be appropriate by Bank.

(c) Health, Life and Disability Insurance. Bank shall provide for Employee’s participation, at Bank’s expense, in group medical, dental, vision, life and disability insurance benefits equivalent to the maximum benefits available under the group insurance programs maintained by Bank for its employees. Employee shall have the right, in Employee’s discretion, to designate the beneficiary or beneficiaries of any such insurance. Bank shall continue to pay Employee’s cancer insurance premiums during the Employment Term. Bank reserves the right

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to modify and amend such benefits from time to time. As provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) respecting continuation of any insurance coverage, Employee shall, upon a loss of any such coverage for himself under Bank’s health, dental, and/or vision plans (if any) resulting from (1) termination of Employee’s employment (for any reason other than for gross misconduct) or (2) a reduction in his hours, be entitled to exercise his COBRA rights. Employee shall pay all premiums for any such continuation coverage(s) elected by Employee.

(d) Automobile Allowance and Country Club Membership. During the term of this Agreement, Employee shall be entitled to an automobile allowance in the amount of $900 per month (less payroll taxes and withholding required by federal, state or local law). Except for this automobile allowance, Bank shall not be obligated to pay any other expenditure with respect to the ownership or operation of Employee’s automobile, and Employee will be responsible for all out-of-pocket automobile expenses, including, but not limited to, registration, insurance, repairs, maintenance and gasoline. Employee shall procure and maintain an automobile liability insurance policy on the automobile, with coverage including Employee for at least $100,000 for bodily injury or death to any one person, $300,000 for bodily injury or death in any one accident, and $50,000 for property damage in any one accident. Additionally, during the Employment Term, Bank shall pay the dues for an individual membership for Employee in the Alta Vista Country Club.

(e) Vacation. Employee shall be entitled to four weeks (20 days) paid vacation leave per calendar year, pro-rated for a partial year of employment, which shall accrue on a daily basis. Such vacation leave shall be taken at such time or times as are mutually agreed upon by Employee and the Board and in accordance with Bank’s vacation leave policy. For each calendar year, the Board shall decide, in its discretion, either (1) to pay Employee for any unused vacation time for such calendar year or (2) to carry over any unused vacation time for such calendar year to the next calendar year, provided, however, that Employee shall not accrue additional vacation time at any time that the Employee has accrued and unused vacation time of seven (7) weeks.

(f) Other Benefits. Employee shall be entitled to participate during the Employment Term in all employee benefit, welfare and other plans, practices, policies and programs generally applicable to similarly situated employees of Bank as are in effect from time to time, in accordance with the applicable terms and conditions thereof. Bank reserves the right to modify and amend such benefits, plans, practices, policies and programs from time to time.

(g) Stock Options. Any and all stock options previously granted to Employee under any stock option plan of Bank or of any affiliate of Bank and unexercised by Employee as of December 31, 2003 shall be exercisable until December 31, 2005.

6. Termination of Agreement. This Agreement may be terminated during the Employment Term in accordance with this section 6.

(a) Early Termination by Employee. Employee may terminate this Agreement upon written notice to Bank. Upon such early termination, Employee shall be eligible to receive a single sum severance payment in the amount of $275,000, plus Employee’s incentive bonus

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under the Bank’s 2003 Executive Incentive Compensation Plan, pro-rated to the date of such written notice, (less payroll taxes and withholding required by any federal, state or local law, any additional withholding to which Employee has agreed, and any outstanding obligations owed by the Employee to Bank), provided that the Bank shall be obligated to pay Employee’s incentive bonus under the Bank’s 2003 Executive Incentive Compensation Plan at the same time as it makes payment of any other incentive bonuses paid to other officers of the Bank under such plan and shall not be obligated to make such payment to Employee at any earlier time. No portion of such severance pay or incentive bonus shall be payable, until eight days after delivery to Bank of a duly executed Release in the form of Exhibit “A” hereto. Employee shall not be entitled to receive any compensation or other benefits under this Agreement, provided, however, that Employee shall be entitled to receive those benefits, if any, that have vested by operation of state or federal law or under any written term of a plan (“Vested Benefits”), and COBRA rights, as defined hereinabove.

(b) Death During Employment. This Agreement and all benefits hereunder shall terminate immediately upon the death of Employee, except that Employee’s heirs or estate shall also be entitled to receive Vested Benefits, as defined hereinabove, and Employee’s dependants may be entitled to COBRA rights, as defined hereinabove.

7. Severance Pay and Stock Options. In the event that Employee shall fulfill his obligations under this Agreement and remain employed with Bank through December 31, 2003, Employee shall be eligible to receive a single sum severance payment in the amount of $275,000, plus Employee’s incentive bonus under the Bank’s 2003 Executive Incentive Compensation Plan, (less payroll taxes and withholding required by any federal, state or local law, any additional withholding to which Employee has agreed, and any outstanding obligations owed by the Employee to Bank), provided that the Bank shall be obligated to pay Employee’s incentive bonus under the Bank’s 2003 Executive Incentive Compensation Plan at the same time as it makes payment of any other incentive bonuses paid to other officers of the Bank under such plan and shall not be obligated to make such payment to Employee at any earlier time. In addition, all stock options previously granted to Employee under any stock option plan of Bank or any affiliate of Bank and held by Employee at the date of termination shall become fully vested and shall be exercisable for a period of two (2) years after the date of termination provided however that, pursuant to Section 5(g) hereof, any and all stock options previously granted to Employee under any stock option plan of Bank of any affiliate of Bank and unexercised by Employee as of December 31, 2003 shall be exercisable until December 31, 2005. No portion of such severance pay shall be payable, no such stock options shall become fully vested and no such exercise period be extended, until eight days after delivery to Bank of a duly executed Release in the form of Exhibit “A” hereto. Employee shall not deliver the executed Release to Bank prior to the date his employment with Bank terminates.

Such severance pay, acceleration of vesting of stock options and extension of exercisability of stock options shall constitute liquidated damages in lieu of any and all claims by Employee against Bank and each of its parent companies, stockholders, subsidiaries, divisions and affiliates, and each of their respective directors, partners, officers, employees and agents, arising out of this Agreement or out of the employment relationship or termination of the employment relationship between Employee and Bank, and shall be in full and complete satisfaction of any and all rights which Employee may enjoy hereunder, and is expressly

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conditioned upon receipt by Bank of an executed, unconditional Release from Employee in the form of Exhibit “A”.

8. Survival of Obligations. The provisions of Sections 6, 7, 11, 12, 13, 14, 15, 17, 19 and 29 of this Agreement shall survive Employee’s termination of employment and the termination of this Agreement. Other provisions of this Agreement shall survive any termination of Employee’s employment to the extent necessary to the intended preservation of each Party’s respective rights and obligations.

9. Fidelity Bond. Employee agrees that he will furnish all information and take any other steps necessary to enable Bank to obtain or maintain a fidelity bond conditional on the rendering of a true account by Employee of all moneys, goods, or other property which may come into the custody, charge or possession of Employee during the Employment Term. The surety company issuing the bond and the amount of the bond must be acceptable to Bank and satisfy all banking laws and regulations. All premiums on the bond are to be paid by Bank.

10. Compliance with Bank Policies. Employee agrees to observe and comply with the rules and regulations of Bank respecting the performance of his duties and to carry out and perform orders, directions and policies communicated to him from time to time. Employee agrees to comply with all rules and policies contained in any applicable Employee Handbook which has been or will be issued by Bank.

11. Bank Property. All records, financial statements and similar documents obtained, reviewed or compiled by Employee in the course of the performance by him of services for Bank, whether or not confidential information or trade secrets, shall be the exclusive property of Bank. Employee agrees to hold as Bank’s property, all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to Bank’s business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of Bank, at any time to deliver the same to Bank. Employee shall have no rights in such documents upon any termination of his employment.

12. Proprietary Information.

(a) Employee recognizes and acknowledges that Bank and its parent companies, stockholders, subsidiaries, divisions and affiliates possess trade secrets and other confidential and/or proprietary information concerning their respective business affairs and methods of operation which constitute valuable, confidential, and unique assets of the business of Bank and its parent companies, stockholders, subsidiaries, divisions and affiliates (“Proprietary Information”), which Bank and its parent companies, stockholders, subsidiaries, divisions and affiliates have developed through a substantial expenditure of time and money and which are and will continue to be utilized in the business of Bank and its parent companies, stockholders, subsidiaries, divisions and affiliates and which are not generally known in the trade. As used herein, Propriety Information includes the following:

(i) Customer lists, including information regarding the identity of clients and client contacts, client accounts, the business needs and preferences of clients, and information regarding business and contractual arrangements with clients. As used herein,

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“Customer List” is not limited to physical writing or compilations, and includes information which is contained in or reproduced from the memory of any employee.

(ii) Business plans, objectives and strategies, and marketing plans and information;

(iii) Financial information, sales information and pricing information, including information regarding vendors, suppliers and others doing business with Bank, or any parent company, stockholder, subsidiary, division or affiliate thereof;

(iv) Personal identities and information regarding skills and compensation of the personnel of Bank, or any parent company, stockholder, subsidiary, division or affiliate thereof;

(v) Bank manuals and handbooks, computer programs and data;

(vi) Any other confidential information which gives Bank, or any parent company, stockholder, subsidiary, division or affiliate thereof, an opportunity to claim a competitive advantage or has economic value.

(b) During his employment with Bank, Employee will not use, copy, transmit or otherwise disclose Bank’s Proprietary Information for any purpose other than for the benefit of Bank, and Employee will make all reasonable efforts to protect the confidential nature of such information. Employee will not disclose Bank’s Proprietary Information to anyone not entitled to such disclosure without the advance written permission of the Chairman of the Board.

(c) Upon termination of his employment, Employee will immediately deliver to Bank all of Bank’s Proprietary Information. Employee will not retain any copies of Bank’s Proprietary Information after termination of his employment without the express written consent of the Chairman of the Board.

(d) After termination of his employment, Employee will not use Bank’s Proprietary Information for any purpose, or disclose or communicate the same to any person, firm or corporation for any purpose.

(e) In the event Employee should receive, during the Employment Term, or thereafter, any subpoena, search warrant or other court process requiring Employee to produce any documents containing Proprietary Information as defined herein, Employee shall immediately provide a copy of such request to Bank.

(f) Notwithstanding anything in this Agreement to the contrary, information (i) already in the public domain; (ii) independently developed by the Employee; (iii) obtained from a source not subject to a confidentiality obligation to Bank or a third party; or (iv) that becomes public knowledge (other than by acts of the Employee in violation of this Agreement), shall not be deemed to be Proprietary Information as described in this section 12.

13. Non-Solicitation. During his employment with Bank, and for a period of one year immediately following his employment with Bank, Employee shall not, directly or indirectly,

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solicit or attempt to solicit any employee of Bank, or of any parent company, stockholder, subsidiary, division or affiliate thereof, to terminate his or her employment with said company, or to work for any other business, person or company.

14. Equitable Relief. Employee acknowledges that any breach or threatened breach by him of the provisions of Sections 11, 12 and 13 of this Agreement will result in immediate and irreparable harm to Bank, for which there will be no adequate remedy at law, and that Bank will be entitled (subject to section 29) to equitable relief to restrain Employee from violating the terms of these sections, or to compel Employee to cease and desist all unauthorized use and disclosure of the Confidential Information, without posting bond or other security. Nothing in this section shall be construed as prohibiting Bank from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages from Employee.

15. Property of Others. Employee represents that his performance under this Agreement does not and will not breach any agreement to keep in confidence confidential information or trade secrets, if any, acquired by Employee in confidence prior to this Agreement. There are no agreements, written or oral, conveying rights in any research conducted by Employee. Employee represents, as part of the consideration for entering into this Agreement, that he has not brought and will not bring to Bank or use in the performance of his responsibilities at Bank any equipment, supplies, facility or trade secret information of any current or former employer or organization with which he provided services which are not generally available to the public, unless he has obtained written authorization for their possession and use.

16. Non-Competition by Employee. Employee shall not, during his employment with Bank, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other individual or representative capacity, work for, or engage or participate in the business of, any competing company, bank, bank holding company or financial holding company or financial institution or financial services business without the prior written consent of the Chairman of the Board.

17. Indemnification. Bank shall indemnify Employee, to the maximum extent permitted under the Bylaws of Bank and governing laws and regulations, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Employee in connection with any threatened or pending action, suit or proceeding to which Employee is made a party by reason of his position as an officer or agent of Bank or by reason of his service at the request of Bank, if Employee acted in good faith and in a manner reasonably believed to be in the best interests of Bank. If available at rates determined by Bank, in its sole discretion, to be reasonable, Bank shall endeavor to apply for and obtain Directors’ and Officers’ Liability Insurance to indemnify and insure Bank and Employee from such liability or loss. Employee shall indemnify Bank from and against all costs, expenses (including attorney’s fees), liability and damages arising out of any act of misconduct, other than actions taken in good faith and in a manner reasonably believed to be in the best interests of Bank, by Employee during the term of this Agreement.

Notwithstanding the foregoing, in any administrative proceeding or civil action initiated by any federal banking agency, Bank may only reimburse, indemnify or hold harmless Employee

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if Bank is in compliance with any applicable statute, rule, regulation or policy of the Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency, Board of Governors of the Federal Reserve System, or the California Department of Financial Institutions regarding permissible indemnification payments.

18. Breach. Breach by either Party of any of his or its respective obligations under Sections 2, 3, 5, 10, 11, 12, 13, 15 and 16 of this Agreement shall be deemed a material breach of that Party’s obligations hereunder, provided, however, that no breach of a monetary obligation shall be deemed a material breach until the Party allegedly in breach has failed to cure said breach within seven (7) business days after the aggrieved Party delivers written notice of such breach to the other Party.

19. Survival of Agreement in Event of Merger. This Agreement shall not be terminated by any merger in which Bank is not the surviving or resulting corporation, or on any transfer of all or substantially all of Bank’s assets. In the event of any such merger or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred. This section shall not serve to diminish Employee’s rights pursuant to section 6(a) above.

20. Tax Consequences. Employee is urged to review with his own tax advisors the federal and state tax consequences of the transactions contemplated by this Agreement. Employee is relying solely on such advisors (if any) and not on any statements or representations of Bank or any of its agents.

21. Withholding. All payments provided for hereunder shall be reduced by payroll taxes and withholding required by any federal, state or local law, and any additional withholding to which Employee has agreed in writing.

22. Notices. Any notices to be given hereunder by either Party to the other may be effected in writing either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Notices to Bank shall be given to Bank at its then current principal office, c/o Chairman of the Board of Directors. Notices to Employee shall be sent to Employee’s last known personal residence. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) calendar days after mailing.

23. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the Parties (or between Employee and First California Bancshares, Placer Capital Co. II, California Community Bancshares, Inc., or any parent company, stockholder, subsidiary, division or affiliate thereof) with respect to the employment of Employee (excluding only stock option agreements) and contains all of the covenants and agreements between the Parties with respect to such employment. Each Party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any Party, or anyone acting on behalf of any Party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid and binding.

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24. Amendment. This Agreement may be changed or modified, or any provisions hereof waived, only by a writing signed by the Party against whom enforcement of any waiver, change or modification is sought.

25. Severability. In the event that any term or condition contained in this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or non-enforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

26. Choice of Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent preempted by the laws of the United States. Any action or proceeding brought upon, or arising out of, this Agreement or its termination shall be brought in a forum located within the State of California, and Bank and Employee hereby agree to be subject to service of process in California.

27. Waiver. The Parties hereto shall not be deemed to have waived any of their respective rights under this Agreement unless the waiver is in writing and signed by such waiving Party. No delay in exercising any rights shall be a waiver nor shall a waiver on one occasion operate as a waiver of such right on a future occasion.

28. Interpretation. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the Parties hereto. Captions and section headings used herein are for convenience and ready reference only and shall not be used in the construction or interpretation thereof.

29. Arbitration. In the event of any dispute, claim or controversy between the Employee and Bank (or any of Bank’s parent companies, stockholders, subsidiaries, divisions and/or affiliates and/or any of its or their respective officers, partners, directors, members, managers, employees, agents or employees) arising out of this Agreement or the Employee’s employment with Bank, Employee and Bank agree to submit such dispute, claim or controversy to final and binding arbitration before the American Arbitration Association (“AAA”) in accordance with the AAA National Rules for the Resolution of Employment Disputes. The claims governed by this arbitration provision include, but are not limited to, claims for breach of contract, civil torts and employment discrimination such as violation of the Fair Employment and Housing Act, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act and other employment laws.

(a) The arbitration shall be conducted by a single arbitrator selected either by mutual agreement of the Employee and Bank or, if they cannot agree, from an odd-numbered list of experienced employment law arbitrators provided by the American Arbitration Association. Each Party shall strike one arbitrator from the list alternately until only one arbitrator remains.

(b) Each Party shall have the right to conduct reasonable discovery, as determined by the arbitrator.

(c) The arbitrator shall have all powers conferred by law and a judgment may be entered on the award by a court of law having jurisdiction. The arbitrator shall render a written

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arbitration award that contains the essential findings and conclusions on which the award is based. The award and judgment shall be binding and final on both Parties.

(d) Bank will pay the arbitrator’s fees and costs as well as any AAA administrative fees. The Parties shall each pay the fees of their own attorneys and the expenses of their own witnesses.

(e) This agreement to arbitrate shall continue during Employment Term and thereafter regarding any employment-related disputes.

(f) The Employee and Bank understand that by signing this Agreement, they give up their right to a civil trial and their right to a trial by jury.

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IN WITNESS WHEREOF, this Agreement is entered into as of the date and year above written.

“BANK” PLACER SIERRA BANK		“EMPLOYEE” HARVEY FERGUSON

/s/ RONALD W. BACHLI		/s/ HARVEY FERGUSON

By:	Ronald W. Bachli	Harvey Ferguson
Title:	Chairman of the Board and Chief Executive Officer

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EXHIBIT A

RELEASE AGREEMENT

This Release Agreement (“Release”) was given to me, Harvey Ferguson (“Employee”), this     day of                      20     by PLACER SIERRA BANK, a California banking corporation (“Bank”). At such time as this Release becomes effective and enforceable (i.e., the revocation period set forth below has expired), and assuming such Employee is otherwise eligible for payments under the terms of that certain Employment Agreement and Agreement for Severance Pay between Employee and Bank entered into as of September 1, 2003 (the “Agreement”), Bank agrees to pay Employee, pursuant to the terms of the Agreement, a single sum severance payment in the amount of                , plus Employee’s incentive bonus for the 2003 calendar year (which incentive bonus shall be pro-rated if the Agreement is terminated by Employee prior to the expiration of the Employment Term pursuant to Section 6(a) of the Agreement) (less payroll taxes and withholding required by any federal, state or local law, any additional withholding to which Employee has agreed, and any outstanding obligations owed by the Employee to Bank), provided that the Bank shall be obligated to pay Employee’s incentive bonus under the Bank’s 2003 Executive Incentive Compensation Plan at the same time as it makes payment of any other incentive bonuses paid to other officers of the Bank under such plan and shall not be obligated to make such payment to Employee at any earlier time.

Employee is also entitled to receive (i) those benefits, if any, that have vested by operation of state or federal law or under any written term of a plan (“Vested Benefits”), and (ii) health care coverage continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

In consideration of the receipt of the promise to pay such amount, Employee hereby agrees, for himself, his heirs, executors, administrators, successors and assigns (hereinafter referred to as the “Releasors”), to fully release and discharge Bank and each of its parent companies, stockholders, subsidiaries, divisions and affiliates, and each of their respective officers, partners, directors, members, managers, employees and agents, and each of their respective predecessors, successors, heirs and assigns (hereinafter referred to as the “Releasees”) from any and all claims, suits, causes of action, debts, obligations, costs, losses, liabilities, damages and demands under any federal, state or local law or laws, or contract, tort or common law, whether or not known, suspected or claimed, which the Releasors have, or hereafter may have, against the Releasees arising out of or in any way related to Employee’s employment (or other contractual relationship) with Bank and/or the termination of that relationship. The claims released herein include claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, the U.S. Pregnancy Discrimination Act, the U.S. Family and Medical Leave Act, the U.S. Fair Labor Standards Act, the U.S. Equal Pay Act, The Workers Adjustment and Notification Act, the California Fair Employment and Housing Act, and the California Labor Code. Provided, however, that this Agreement does not waive rights or claims under the Age Discrimination in Employment Act that may arise after the date this Release is executed.

It is understood and agreed that this Release extends to all such claims and/or potential claims, and that Employee, on behalf of the Releasors, hereby expressly waives all rights with respect to all such claims under California Civil Code section 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The monies to be paid to the Employee in this Release are in addition to any sums to which he would be entitled without signing this Release.

Employee acknowledges that he has read and does understand the provisions of this Release. Employee acknowledges that he affixes his signature hereto voluntarily and without coercion, and that no promise or inducement has been made other than those set out in this Release and that he executes this Release without reliance on any representation by any Releasee.

Employee understands that this Release involves the relinquishment of his legal rights, and that he has the right to, and has been given the opportunity to, consult with an attorney of his choice. Employee acknowledges that he has been (and hereby is) advised by Bank that he should consult with an attorney prior to executing this Release.

This document does not constitute, and shall not be admissible as evidence of, an admission by any Releasee as to any fact or matter.

In case any part of this Release is later deemed to be invalid, illegal or otherwise unenforceable, Employee agrees that the legality and enforceability of the remaining provisions of this Release will not be affected in any way.

Employee acknowledges that he has been given a period of twenty-one (21) days from receipt of this Release within which to consider this Release and decide whether or not to execute this Release. If Employee executes this Release at any time prior to the end of the 21 day period, such early execution was a knowing and voluntary waiver of Employee’s right to consider this Release for at least 21 days, and was due to his belief that he had ample time in which to consider this Release.

Employee may, within seven (7) days of his execution and delivery of this Release, revoke this Release by a written document received by Bank on or before the end of the seven (7) day period. The Release will not be effective until said revocation period has expired. No payments will be made hereunder if the Employee revokes this Release.

Dated:

HARVEY FERGUSON

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